UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 12, 2016, General Employment Enterprises, Inc. (the "Company") filed an Articles of Amendment to its Amended and Restated Certificate of Incorporation (the "Articles of Amendment") with the Secretary of State of Illinois to change the name of the Company to "GEE Group Inc." (the "Name Change Amendment"). The Name Change Amendment was approved by the Company's shareholders at the annual meeting held on July 12, 2016, and will be effective on July 18, 2016.

The Company effected this name change to better reflect the fact that it provides and markets its staffing services under a variety of different trade names and operating brands. The Company's new CUSIP number for the Company's Common Stock, no par value, in connection with the Name Change Amendment is 36165A 201.

A form of the Articles of Amendment that was filed with the Secretary of State of Illinois is attached to this Form 8-K as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 12, 2016, the Company held its annual meeting of shareholders. The following matters were considered:

1. Election of Directors

Shareholders elected all of the Company's nominees for director for one-year terms expiring on the next annual meeting of shareholders. The voting results were as follows:

	FOR	WITHHOLD	BROKER NON-VOTE
Derek Dewan	5,168,916	75,568	2,127,757
Andrew J. Norstrud	5,177,653	66,831	2,127,757
Dr. Arthur B. Laffer	5,169,116	75,368	2,127,757
Peter Tanous	5,169,116	75,368	2,127,757
Thomas C. Williams	5,167,116	77,368	2,127,757
William Isaac	5,169,116	75,368	2,127,757
George A. Bajalia	5,169,116	75,368	2,127,757

2. Approval and Ratification of Auditors

Shareholders approved and ratified the reappointment of Friedman LLP to serve as the Company's independent registered public accounting firm for 2016. The voting results were as follows:

FOR	AGAINST	ABSTAIN
7,315,019	56,589	633

3. Approval of the Name Change Amendment

Shareholders approved an amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company to "GEE Group Inc." The voting results were as follows:

FOR	AGAINST	ABSTAIN
7,312,189	57,911	2,141

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: July 14, 2016	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer

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